As filed with the Securities and Exchange Commission on March 8, 2017

Registration No. 333-178493

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-178493

Memorial Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	90-0726667
(State of or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Memorial Production Partners GP LLC Long-Term Incentive Plan

(Full title of plan)

500 Dallas Street, Suite 1600

Houston, Texas 77002

(713) 490-8900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason M. Childress

Vice President, General Counsel and Corporate Secretary

500 Dallas Street, Suite 1600

Houston, Texas 77002

(713) 490-8900

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) filed by Memorial Production Partners LP (the “Partnership”), deregisters all of the Partnership’s common units representing limited partner interests (the “Units”) remaining unissued under the following Registration Statement on Form S-8 (the “Registration Statement”) filed by the Partnership with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (No. 333-178493), pertaining to the registration of an aggregate of 2,142,221 Units, issuable under the Memorial Production Partners GP LLC Long-Term Incentive Plan, filed with the Commission on December 14, 2011.

As previously disclosed, on January 16, 2017, the Partnership, and certain of its subsidiaries, filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

In anticipation of the approval and effectiveness pursuant to an order of the Bankruptcy Court of the Partnership’s chapter 11 plan of reorganization (the “Plan”), the offering pursuant to the Registration Statement has been terminated. In accordance with the undertaking made by the Partnership in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Partnership hereby removes from registration all Units registered under the Registration Statement but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2017.

MEMORIAL PRODUCTION PARTNERS LP By: Memorial Production Partners GP LLC, its general partner

By:	/s/ William J. Scarff
William J. Scarff
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement been signed by the following persons in the capacities indicated below on March 8, 2017.

Signature	Title**

/s/ William J. Scarff William J. Scarff	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert L Stillwell, Jr. Robert L. Stillwell, Jr.	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Matthew Hoss Matthew Hoss	Vice President, Accounting (Principal Accounting Officer)

/s/ Jonathan M. Clarkson Jonathan M. Clarkson	Non-Executive Chairman of the Board of Directors

/s/ P. Michael Highum P. Michael Highum	Director

/s/ John A. Weinzierl John A. Weinzierl	Director

/s/ W. Donald Brunson W. Donald Brunson	Director

**	With Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP